Mark A. Rossi Amendment No. I to Separation Agreement June 15, 2020 Page 1 of 3 AMENDMENT NO. 1 TO THE SEPARATION AGREEMENT Between Bank of Hawaii and Mark A. Rossi dated January 27, 2020 Whereas, Mark A. Rossi (“you” or “your”) of 198 Polihale Place, Honolulu, Hawaii 96825, and Bank of Hawaii Corporation and Bank of Hawaii (collectively, the “Bank”) of 130 Merchant Street, Honolulu, Hawaii 96813, previously entered into a Separation Agreement (“Agreement”) dated January 27, 2020, to describe the terms of your separation from employment with the Bank. Whereas, the Agreement contemplates that your employment with the Bank will end on July 1, 2020, however, you and the Bank have subsequently agreed that your employment with the Bank will continue until December 31, 2020. Whereas, both you and the Bank desire to amend the Agreement to reflect your new term of employment, and pursuant to paragraph 13e of the Agreement, the Agreement may be amended in writing signed by both you and the Bank. Now, therefore, the Agreement shall be amended as follows, effective as of the date this Amendment No. I has been executed by both you and the Bank (“Effective Date”): 1. As of the Effective Date, Section 1 of the Agreement shall be revised by replacing “July 1,2020” with December 31, 2020, or a later date as mutually agreed by you and the Bank”. 2. As of the Effective Date, the following Section 5A shall be added following Section 5 of the Agreement: 5A.Retention Payment and Club Memberships. In consideration of your acceptance of the terms of this Agreement and your continued employment with the Bank until December 31, 2020, and conditioned upon your waiver and release of claims up to your Separation Date, the Bank will provide you with a Retention Payment of Six Thousand dollars ($6,000.00), less customary payroll deductions. Paragraph Sb notwithstanding, reimbursement for Club dues and expenses will continue until your Separation Date, in accordance with regLilar Bank practices for reimbursement. Payment of Retention Payment. The Retention Payment will be paid to you in the form of a lump sum payment no later than two and one-half months following December 31, 2020. The payment of the Retention Payment is intended to be in accordance with the “short term deferral” exception under Treasury Regulation Section 1.409A-1(b)(4)(i)(A). If you are offered reemployment by the Bank within twelve (12) full months following the Separation Date, such reemployment may be contingent upon your repayment of the Retention Payment on a pro rata basis to the Bank. The Retention Payment is expressly conditioned upon (a) your continued employment with the Bank until December 31, 2020, (b) your agreement to waive and release claims arising out of or related to your employment up to your Separation Date, and (c) your fulfillment of

_________________________________________ Mark A. Rossi Amendment No. I to Separation Agreement June 15, 2020 Page 2 of 3 all conditions for receipt of the Consideration in paragraph 5a. However, if your Separation Date is prior to December 31, 2020, and you otherwise meet the conditions for receipt of the Retention Payment, you will be provided with a pro-rated portion of the Retention Payment (based upon your employment during the period July 1.2020, to December 31, 2020), in lieu of the full Retention Payment amount. BANK OF HAWAII CORPORATION and BANK OF HAWAII By: June 15, 2020 Ed Hudson Dated Senior Executive Vice President Chief People Officer MARK A. ROSS! ftL44i f Zd2 ated

Mark A. Rossi Amendment No. 1 to Separation Agreement June 15, 2020 Page 3 of 3 EXHIBIT B [To be executed on or after Separation Date] WAIVER AND RELEASE OF CLAIMS THROUGH SEPARATION DATE I agree that all applicable terms and conditions in my Waiver and Release of Claims set forth in paragraph 7 of the Agreement dated January 27, 2020, as amended, apply with respect to the period of my employment with the Bank from July 1, 2020 through the date of my separation from employment. UNDERSTOOD AND AGREED: Mark A. Rossi Dated Pursuant to 29 C.F.R. § 1625.22(e)(6), I hereby knowingly and voluntarily waive the twenty one (21) day pre-exedution consideration period set forth in Older Workers Benefit Protection Act (29 U.S.C. § 626(1)(1)(F)(i)). Mark A. Rossi Dated